EXHIBIT 23.1



                     CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated November 17, 1995 appearing on page 14 of Savannah Foods & Industries, Inc.'s Annual Report on Form 10-K for the year ended October 1, 1995. We also consent to the references to us under the heading "Experts" in such Prospectus.

     Price Waterhouse LLP

     Atlanta, Georgia



   June 3, 1996